Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (as amended, restated, supplemented or otherwise modified, this “Agreement”) is dated as of November 27, 2012 and is entered into by and between NAVIDEA BIOPHARMACEUTICALS, INC. (the “Company”), and PLATINUM PARTNERS VALUE ARBITRAGE FUND, L.P. (“Platinum”).

WHEREAS, Platinum currently holds shares of the Company’s common stock, $0.001 par value (the “Common Stock”); and

WHEREAS, the parties have agreed that Platinum may transfer and sell to the Company three million one thousand eight hundred sixty (3,001,860) shares of Common Stock (the “Platinum Common Stock”) in exchange for 918 shares of the Company’s Series B Convertible Preferred Stock (the “Preferred Shares”), at a ratio of Three Thousand Two Hundred Seventy (3,270) shares of Platinum Common Stock for one (1) Preferred Share.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

Article 1 – Sale and Exchange

Section	1.1 Terms of Exchange

In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, on the date hereof: (i) Platinum, on the date hereof, agrees to and hereby does sell, transfer and deliver to the Company the Platinum Common Stock, and (ii) in exchange therefor, the Company agrees to issue and deliver to Platinum, immediately thereafter, the Preferred Shares. The number of Preferred Shares to be delivered shall be equitably adjusted for any splits, dividends, combinations and the like.

Article 2- Representations, Warranties and Covenants

Section	2.1 Representations and Warranties of Platinum

Platinum makes the following representations and warranties to the Company:

2.1.1	Execution; Binding Agreement. This Agreement has been duly authorized, validly executed and delivered by Platinum and is a valid and binding agreement and obligation of Platinum enforceable against Platinum in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and Platinum has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

2.1.2	Ownership of Platinum Common Stock. Platinum owns and holds, beneficially and of record, the entire right, title, and interest in and to the Platinum Common Stock, free and clear of any claim, restriction or lien other than restrictions on transfer under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.

2.1.3	Securities Laws. Platinum understands that the Preferred Shares are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Platinum set forth herein for purposes of quailing for exemptions from registration under the Securities Act and applicable state securities laws. Platinum acknowledges and agrees that certificates representing the Preferred Shares shall bear a legend to the following effect:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

2.1.4	Accredited Investor. Platinum is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act. understands that the Preferred Shares have not been registered under the Securities Act and must be held indefinitely unless registered under the Securities Act or an exemption from registration is available.

2.1.5	Acquisition for Own Account. Platinum is and will be acquiring the Preferred Shares for Platinum's own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws; provided, however, that notwithstanding the foregoing, Platinum does not covenant to hold the Preferred Shares for any minimum period of time other than as required by law.

2.1.6	Disclosure of Information. Platinum acknowledges that it has carefully reviewed the periodic reports of the Company filed under the Securities Exchange Act of 1934, and other publicly available information furnished by the Company, and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of this Agreement and the Preferred Shares and the merits and risks of investing in the Preferred Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the information that has been furnished by the Company. Notwithstanding the above, Platinum expressly disclaims it is in possession of material non-public information concerning the Company.

Section	2.2 Representations, Warranties and Covenants of the Company

The Company makes the following representations and warranties to Platinum, and covenants as follows for the benefit of Platinum:

2.2.1	Authorization of Securities. The Preferred Shares have been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof, the Preferred Shares shall be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

2.2.2	Execution; Binding Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver the Agreement and to perform its obligations hereunder.

Article 3– Miscellaneous

Section	3.1 Governing Law; Consent to Jurisdiction

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

Section	3.2 Fees and Expenses

Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

Section	3.3 Entire Agreement

This Agreement constitutes the entire understanding and agreement of Platinum and the Company with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein.

Section	3.4 Amendments

This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both Platinum and the Company.

Section	3.5 Counterparts

This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Section	3.6 Assignments; Successors and Assigns

This Agreement shall be binding on and inure to the benefit of the successors and assigns of each of Platinum and the Company.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first set forth above.

NAVIDEA BIOPHARMACEUTICALS, INC.

By: /s/ Mark J. Pykett
Its Duly Authorized Agent

PLATINUM PARTNERS VALUE ARBITRAGE FUND, L.P.

By: /s/ Joseph Sanfilippo
Its Duly Authorized Agent

[Securities Exchange Agreement]